SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549




FORM 8-K


CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 22, 2000


                        Matlack Systems, Inc.
(Exact name of registrant as specified in its charter)



         Delaware               1-10105             51-0310173
(State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)        File number)    Identification No.)



  One Rollins Plaza, 2200 Concord Pike, Wilmington, Delaware  19803
  (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (302) 426-2700

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Item 2.   Acquisition or Disposition of Assets.

(a) On November 22, 2000, Matlack Leasing Corporation, which is a wholly owned subsidiary of the Company's wholly owned subsidiary Matlack (DE), Inc., sold substantially all of its assets. These assets consisted principally of International Standards Organization (ISO) Tank Containers, Tank Trailers, customer leases and a container lease management agreement The amount of consideration was twelve million dollars ($12,000,000.00) cash. The assets were sold to Matlack Leasing, LLC, a Pennsylvania limited liability company. The majority owner of Matlack Leasing, LLC is Richard Parrillo who, immediately prior to the acquisition, was Vice President of Matlack Leasing Corporation.

Item 7.   Financial Statements and Exhibits.

(c)   Exhibits
   10(a)(i)   Purchase of Assets Agreement dated November 10, 2000
between Matlack Leasing Corporation and Matlack Leasing, LLC.

   10(a)(ii) Addendum to Purchase of Assets Agreement dated November 15,2000 between Matlack Leasing Corporation and Matlack Leasing, LLC.

   10(a)(iii) Second Addendum to Purchase of Assets Agreement dated November 17, 2000 between Matlack Leasing Corporation and Matlack
Leasing, LLC.

   10(a)(iv) Payment Undertaking dated November 22, 2000 among Fleet National Bank, Matlack Leasing Corporation, Matlack, Inc., Matlack
(DE), Inc., Matlack Leasing, LLC and Summit Business Capital Corp.

   10(a)(v)   Letter regarding Release of Vehicles dated November 22,
2000 among Fleet National Bank, Matlack Leasing Corporation,
Matlack,Inc., Matlack (DE), Inc., Matlack Leasing, LLC and Summit
Business Capital Corp.

   10(a)(vi) Payment Undertaking dated November 22, 2000 among First Union National Bank, Matlack Leasing Corporation, Matlack, Inc.,
Matlack (DE), Inc., Matlack Leasing, LLC and Summit Business Capital
Corp.

   10(a)(vii) Letter regarding Release of Vehicles dated November 22, 2000 among First Union National Bank, Matlack Leasing Corporation, Matlack,Inc., Matlack (DE), Inc., Matlack Leasing, LLC and Summit
Business Capital Corp.

                             SIGNATURES
   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Matlack Systems, Inc.
DATE: December 6, 2000             BY:/s/ Patrick J. Bagley
                                      Patrick J. Bagley
                                      Vice President-Finance and
                                      Treasurer